Exhibit 5.1



                    SIDLEY AUSTIN BROWN & WOOD LLP

 BEIJING                     787 SEVENTH AVENUE                   LOS ANGELES
  ----                    NEW YORK, NEW YORK 10019                    ----
BRUSSELS                  TELEPHONE 212 839 5300                    NEW YORK
  ----                     FACSIMILE 212 839 5599                     ----
 CHICAGO                       www.sidley.com                    SAN FRANCISCO
  ----                                                                ----
 DALLAS                        FOUNDED 1866                         SHANGHAI
  ----                                                                ----
 GENEVA                                                            SINGAPORE
  ----                                                                ----
HONG KONG                                                             TOKYO
  ----                                                                ----
 LONDON                                                         WASHINGTON, D.C.

                               October 23, 2003




Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario L4G 7K1
Canada

          Re:   Registration Statement on Form S-3
                ----------------------------------

Ladies and Gentlemen:


          We have acted as special counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Magna Entertainment Corp., a Delaware corporation (the "Company"), on the date hereof with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, for the registration of the sale by the Company from time to time of up to $300,000,000 in aggregate amount of the Company's (i) senior debt securities and subordinated debt securities (collectively, "Debt Securities"),
(ii) Class A Subordinate Voting Stock, par value $0.01 per share ("Class A Subordinate Voting Stock"), and (iii) warrants to purchase Debt Securities and warrants to purchase Class A Subordinate Voting Stock (collectively, "Warrants"; together with the Debt Securities and Class A Subordinate Voting Stock, the "Securities"). Senior Debt Securities issued by the Company are to be issued pursuant to a senior indenture between the Company and a trustee to be determined (the "Senior Debt Indenture"), and subordinated Debt Securities are to be issued pursuant to a separate indenture between the Company and a separate trustee to be determined (the "Subordinated Debt Indenture"; together with the Senior Debt Indenture, the "Indentures"). Any shares of Class A Subordinate Voting Stock issued by the Company may be issued pursuant to a firm commitment underwriting agreement in customary form between the Company and an underwriter or underwriters to be determined (the "Underwriting Agreement"). Any Warrants issued by the Company are to be issued pursuant to a warrant agreement in customary form between the Company and a warrant agent to be determined (the "Warrant Agreement").

          In connection therewith, we have reviewed the Registration Statement as prepared for filing by the Company and the forms of Indentures filed as exhibits to the Registration Statement. We have examined originals or copies of originals, certified or otherwise identified to

SIDLEY AUSTIN BROWN & WOOD LLP                                       NEW YORK

Magna Entertainment Corp.
October 23, 2003
Page 2


our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have examined such questions of law, as we have considered relevant or necessary for the purpose of rendering this opinion.

          Based on the foregoing, we are of the opinion that:

          1. When the Indentures and any supplemental indentures to be entered into in connection with the issuance of Debt Securities have been duly authorized, executed and delivered by the Company and the respective trustees, the specific terms of particular Debt Securities have been duly authorized and established by the Company in accordance with the applicable Indenture and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered against payment therefor in accordance with the applicable Indenture and any applicable Underwriting Agreement or other agreement in customary form, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding at law or in equity).

          2. When necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Class A Subordinate Voting Stock proposed to be sold by the Company, and when such shares are issued and delivered against payment therefor in excess of the par value thereof in accordance with any applicable Underwriting Agreement or other agreement in customary form, such shares of Class A Subordinate Voting Stock will be validly issued, fully paid and non-assessable.

          3. When the Warrant Agreement to be entered into in connection with the issuance of Warrants has been duly authorized, executed and delivered by the Company and the warrant agent, the specific terms of particular Warrants have been duly authorized and established by the Company in accordance with the Warrant Agreement and the applicable certificates representing such Warrants have been authorized, executed, authenticated, issued and delivered against payment therefor in accordance with the Warrant Agreement and any applicable Underwriting Agreement or other agreement in customary form, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding at law or in equity).

          In connection with the opinions expressed above, we have assumed that, prior to the time of the delivery of any Securities, (i) the board of directors of the Company shall have duly established the terms of any such Securities that are Debt Securities or Warrants and duly authorized the issuance and sale of any such Securities and such authorization shall not have

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SIDLEY AUSTIN BROWN & WOOD LLP                                       NEW YORK

Magna Entertainment Corp.
October 23, 2003
Page 3


been modified or rescinded, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that
(i) the Securities will have the terms described in and will otherwise be issued as described in the Registration Statement and any Debt Securities and Warrants will be governed by the laws of the State of New York and (ii) none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities, will violate any applicable law or regulation or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

                  This opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein.

                                        Very truly yours,

                                        /s/ Sidley Austin Brown & Wood LLP
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